Exhibit 10.18

AMENDMENT NO. 1
TO THE
     OMNICOM GROUP INC.
OMNICOM MANAGEMENT INC.
RESTRICTED STOCK DEFERRED COMPENSATION PLAN

******

          WHEREAS, Omnicom Group Inc. (“OGI”) and Omnicom Management Inc. (“OMI”) adopted the Restricted Stock Deferred Compensation Plan (the “Plan”); and

          WHEREAS, the Plan currently allows participants to file an election on or before December 31, 2008, to defer their Restricted Stock vesting in 2010; and

          WHEREAS, it is desired to amend the Plan so that participants will be able to file an election on or before December 31, 2008, to defer their Restricted Stock vesting in 2011 and in later years;

          NOW, THEREFORE, the Plan is hereby amended as set forth below:

          The first sentence of Section 2(b) of the Plan is revised to read as follows:

“Each eligible employee may participate in the Plan by furnishing the Committee, on or before December 31 of the year, with an election (a “Deferral Election”) signed by the employee, pursuant to which the employee elects to relinquish some or all of the shares of Restricted Stock in which the employee may vest during the one-year vesting period beginning in the following calendar year, or during any one-year vesting period which begins later than the following calendar year.”

******

          IN WITNESS WHEREOF, OGI has caused this Amendment to be duly executed effective as of October 1, 2008.

OMMNICOM GROUP INC.

By:	/s/ Michael J. O’Brien
Name:	Michael J. O’Brien
Title:	Senior Vice President, General Counsel and Secretary